                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SUDBURY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 SUDBURY, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                             ---------------------

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To our Stockholders:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Sudbury, Inc. to be held at the Embassy Suites, 3775 Park East Drive, Beachwood, Ohio, on Thursday, October 13, 1994 at 10:00 a.m., local time, for the following purposes:

     1. To elect a board of seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for Sudbury, Inc. for the fiscal year ending May 31, 1995; and

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on August 31, 1994 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                                By Order of the Board of
                                                Directors

                                                Mary C. Farrar
                                                Secretary

Cleveland, Ohio
September 6, 1994

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                               ------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 13, 1994

     This Proxy Statement is furnished to stockholders in connection with the 1994 Annual Meeting of Stockholders of Sudbury, Inc. (the "Company") to be held on October 13, 1994. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with your instructions if it is returned properly executed. Unless contrary instructions are indicated on the proxy form, your shares will be voted as recommended by the Board of Directors. The Board of Directors does not anticipate that any matters, other than those set forth herein, will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named on the proxy will have discretion to vote on such matters.

     A stockholder giving a proxy may revoke it at any time before it is exercised by filing a revocation with the Secretary of the Company, by duly executing a proxy bearing a later date, or by notifying the Company in open meeting. Attendance at the Annual Meeting will not in itself revoke a proxy.

     This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders of the Company beginning on September 6, 1994, the date of this Proxy Statement. The mailing address of the principal executive offices of the Company is 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124.

                      INFORMATION AS TO VOTING SECURITIES

VOTING RIGHTS

     Stockholders of record at the close of business on August 31, 1994 are entitled to vote in person or by proxy at the Annual Meeting or at any adjournment thereof. On that date, there were 9,991,336 shares of the Company's common stock, par value $.01 per share ("Common Stock") outstanding, which are the only voting securities of the Company. Each share of Common Stock outstanding on the record date is entitled to one vote per share on each matter to be acted upon at the meeting.

QUORUM AND TABULATION OF VOTES

     The holders of record of a majority of the Company's issued and outstanding stock, in person or by proxy, shall constitute a quorum at the Annual Meeting of Stockholders. Pursuant to the By-Laws of the Company, directors shall be elected by a plurality vote. All other matters shall be determined by a majority of the votes cast, except as otherwise provided by statute, the Company's Certificate of Incorporation or its By-Laws.

     If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included for purposes of determining whether a quorum is present. Votes "withheld" from, or Broker Shares not voted for, director-nominee(s) will not count against the election of such nominee(s). In all other matters, abstentions will have the same effect as a vote against the proposal to which the abstention applies, and Broker Shares which are not voted will not be treated as either a vote for or a vote against any of the proposals to which such broker non-votes apply.


                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock on August 31, 1994 of (i) beneficial owners known to the Company of more than five percent of the outstanding shares of Common Stock;
(ii) each director and executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and sole investment powers with respect to the stock listed.

                NAME AND ADDRESS OF               AMOUNT AND NATURE OF
                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP        PERCENT OF CLASS
     -----------------------------------------   -----------------------      ----------------
     Morgens, Waterfall, Vintiadis & Company,
       Inc.
       610 Fifth Avenue
       New York, NY 10020                                 928,000(a)                  9.3%
     Cloyd J. Abruzzo, Director                            14,000(b)                    *
     Mark E. Brody, Executive Officer                      30,641(b)(c)(d)              *
     Jerry A. Cooper, Director                             15,000(b)                    *
     Preston Heller, Jr., Director                          5,000(b)(e)                 *
     James A. Karman, Director                              5,000(b)                    *
     David A. Preiser, Director                               -0-(b)                  -0-
     Jacques R. Sardas, Executive
       Officer, Director
       Sudbury, Inc.
       30100 Chagrin Blvd., Suite 203
       Cleveland, OH 44124                              1,989,163(b)(f)(g)           19.9%
     Thomas F. Slater, Director                            40,000(b)                    *
     All executive officers and directors
       as a group (8 persons)                           2,098,804(b)                 21.0%
     *Less than 1%

- - ---------------

(a) Based on information contained in an amendment dated December 15, 1993 to a report on Schedule 13D filed with the Securities and Exchange Commission by Morgens, Waterfall, Vintiadis & Company, Inc. and its affiliates, Phoenix Partners, Betje Partners, Phaeton International N.V., Morgens, Waterfall, Vintiadis Investments N.V., Edwin H. Morgens and Bruce Waterfall.
(b) Information concerning beneficial ownership of shares is based in part on information provided by each executive officer and director.
(c) Includes 641 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1994 for the account of Mr. Brody.
(d) Mr. Brody is deemed to own these shares by virtue of currently exercisable options to purchase 30,000 shares.
(e) Mr. Heller disclaims beneficial ownership of these shares which are owned of record by his wife.
(f) Mr. Sardas is deemed to own these shares by virtue of currently exercisable options to purchase 1,988,997 shares. (See also -- "CEO Employment Agreement")
(g) Includes 166 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1994 for the account of Mr. Sardas.


                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Company's By-laws, as amended, provide that the number of directors of the Company shall number up to seven persons. The Board of Directors has set the number of directors at seven and has nominated the following seven candidates to serve as directors of the Company until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualified: Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr., James A. Karman, David A. Preiser, Jacques R. Sardas and Thomas F. Slater. All of the nominees are presently directors of the Company. The Company expects that each of the nominees will be available for election. In the event that any of the nominees becomes unavailable for election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
    VOTE "FOR" EACH OF THE PROPOSED NOMINEES.

NAME AND PRINCIPAL OCCUPATION AT PRESENT AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS

                Cloyd J. Abruzzo, Age 44

                Mr. Abruzzo became a Director of the Company in September, 1992. Since July, 1993, Mr. Abruzzo has been President of Stoneridge, Inc., a group of companies whose principal activities include the design and manufacture of power and signal distribution systems and electro-mechanical and electronic components for the automotive and transportation industries. Before being elected President, Mr. Abruzzo served, since 1984, as the Vice President and Chief Financial Officer of Stoneridge. In July, 1994 Mr. Abruzzo was elected to serve on the Board of Directors of Second National Bank of Warren, a financial services company.

                Jerry A. Cooper, Age 55

                Mr. Cooper became a Director of the Company in August, 1993. Since July, 1993, Mr. Cooper has been a member of the Board of Directors, President and Chief Executive Officer of Defiance, Inc., an integrated supplier of products, engineering, design testing and services to original equipment manufacturers in the domestic transportation industry. From 1990 through March of 1993, Mr. Cooper was President and Chief Executive Officer of Bettcher Manufacturing Corporation, a metal forming company. From 1977 to 1990, Mr. Cooper served as President and General Manager of Mather Seal Corporation, a subsidiary of Federal Mogul Corporation, specializing in high performance rotary shaft seals, piston rings and liners.

                Preston Heller, Jr., Age 65

                Mr. Heller became a Director of the Company in September, 1993. Since 1983, Mr. Heller has served as the Chairman and Chief Executive Officer of Pioneer-Standard Electronics, Inc., an industrial distributor of electronic components, computer and peripheral systems products. Mr. Heller has served as a Director of Pioneer-Standard since 1969 and as a Director of National City Bank, a financial services company, since January, 1994.

                James A. Karman, Age 54

                Mr. Karman became a Director of the Company in October, 1993. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963, as a member of the Board of Directors of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Since 1990, Mr. Karman has been a Director of McDonald & Company Securities, Inc., a regional investment banking company.

                David A. Preiser, Age 37

                Mr. Preiser became a Director of the Company in September, 1992. Since 1990, Mr. Preiser has been affiliated with Houlihan, Lokey, Howard & Zukin, a financial advisory and investment banking firm, where he holds the position of Managing Director, specializing in financial restructuring. From 1985 to 1990, Mr. Preiser held the position of Vice President of Eastern Properties, Inc. and Vice President of Toll Brothers, Inc., both of which are real estate investment, development and construction companies. Mr. Preiser also serves as a Director on the Boards of NVR, Inc., a home-building firm and JoS. A. Bank Clothiers, Inc., specializing in men and women's retail clothing.

                Jacques R. Sardas, Age 63

                Mr. Sardas became a Director, President and Chief Executive Officer of the Company in January, 1992. He was elected Chairman of the Board of Directors and Treasurer in January, 1993. Mr. Sardas was affiliated for 34 years with Goodyear Tire and Rubber Company, which develops and sells tires domestically and abroad. He was a member of Goodyear's Board of Directors and served that company in many capacities including -- Executive Vice President of the Company, President of Goodyear International, President of North American Operations, and President and Chief
                Operation Office -- Tires.

                Thomas F. Slater, Age 50

                Mr. Slater became a Director of the Company in December, 1992. Since 1979, Mr. Slater has been President and Chief Executive Officer of Actron Manufacturing Company, which designs, manufacturer and markets automotive testing equipment. Since 1985, Mr. Slater has been a Director of Oatey Company, a maker of specialty plumbing and automotive repair hardware. He has also served since 1992 as a Director of AEXCEL, Inc., a manufacturer of specialty paints.

     ADDITIONAL INFORMATION CONCERNING
     THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     The Audit Committee The function of the Audit Committee is to provide assistance in fulfilling the Company's responsibility to stockholders, potential stockholders and the investment community in matters relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The members of the Audit Committee are all non-employee directors: Cloyd J. Abruzzo, Chairman, James A. Karman and David A. Preiser. The members held three meetings and consulted informally on other occasions during fiscal 1994.

     The Compensation Committee The functions of the Compensation Committee are to provide guidance and approval for all executive compensation and benefit programs, as well as to designate those employees of the Company who will receive grants of stock options under the Company's stock option plan. The members of the Compensation Committee are all non-employee directors: Thomas F. Slater, Chairman, Cloyd J. Abruzzo and Jerry A. Cooper. The Compensation Committee held five meetings and consulted informally on other occasions during fiscal 1994.

     The Nominating Committee The function of the Nominating Committee is the selection and nomination of candidates to fill vacancies on the Board as they occur and to recommend to the Board a slate of nominees for election as directors at the Company's Annual Meeting of Stockholders. The members of the Nominating Committee are all non-employee directors: Preston Heller, Jr., Chairman, David A. Preiser and Thomas F. Slater. The members held three meetings and consulted informally on other occasions during fiscal 1994.

     The Company's Board of Directors held eight regularly scheduled meetings and three special meetings during the fiscal year ended May 31, 1994. With the exception of James A. Karman, all directors attended 75% or more of the total meetings held by the Board and each of the Board committees on which they served.

DIRECTOR COMPENSATION

     Each non-employee director of the Company receives annual cash compensation of $20,000 payable in four quarterly installments. Additionally, non-employee Directors receive $1,200 for each Board meeting attended in person and $1,200 for on-site visits made to operating facilities of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for approving the Company's cash and non-cash compensation for its executive officers and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans and programs. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs.

     The Company's executive compensation program is designed to provide (i) fair compensation to executives based on their responsibilities and their achievements of annually established goals and (ii) incentives which develop a sense of Company ownership and commitment to attaining long-term profitable operations of the Company's business. The Company's executive compensation program currently consists of three components: base salary, short-term incentive compensation(bonus) and long-term incentive compensation (stock options).

     In setting executive compensation practices for the Company, the Committee compares the Company's executive compensation program with other companies' compensation programs for executives with similar responsibilities. The Company's surveys for such purposes include (i) businesses included in the peer group index, one of the comparables used in the Company's Performance Graph shown below and (ii) other manufacturing concerns with comparable business lines and revenue levels.

          Base Salary: In setting annual salaries for the Company's executive officer other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer an annual salary plan recommended by the Chief Executive Officer. The Committee formally recommended to the Board of Directors, for its final approval, the appropriate level of cash compensation for the executive officer for the following year. The cash compensation levels for such executive officer were determined upon subjective consideration of the individual executive's scope of responsibility and a comparison with industry pay practices. In making the determination, such factors were accorded equal relative importance.

          Annual Incentive Bonus: Executive officers were also eligible to earn an annual cash incentive bonus under the Company's Incentive Bonus Plan ("Bonus Plan"). The amount of such bonus was determined as a percentage of base salary ranging from a minimum of 15% up to a maximum of 50% as determined by the category to which an executive officer is assigned for a plan year. The assignment of category is based upon the Committee's subjective determination of each individual's level of responsibility and accountability.

          The annual incentive bonus is tied directly to the achievement of specific financial objectives for the Company. Each year, usually at its August meeting, the Committee sets minimum and maximum target levels relating to the Company's income (before bonuses) and cash flow. No awards are paid if the specified minimum target is not met. All awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval.

          At the close of fiscal year 1994, the Company had exceeded the maximum target levels established at the beginning of fiscal 1994. Accordingly, the Committee made incentive compensation awards to the participating executives based on the factors described above.

          Stock Options: No stock options were awarded to the Company's executive officers during fiscal 1994. The Committee intends to use stock options as a long-term incentive, having the dual purpose of retaining and attracting superior-performing executives while, at the same time, aligning the executives' interests with those of the Company's stockholders, since the real value of such compensation is linked directly to the price of the Company's stock.

          CEO Compensation: Mr. Jacques R. Sardas, the Company's President and Chief Executive Officer, is a party to an employment agreement which had been confirmed as part of the Company's Plan of Reorganization in 1992. Pursuant to this agreement Mr. Sardas is employed as President and Chief Executive Officer of the Company through January 12, 1996 at a base salary of $360,000, as adjusted in 1994 to reflect a cost of living increase. This base amount, set forth in the agreement, was established as a result of negotiations between Mr. Sardas and the Company at the time the agreement was entered into.

          Under the terms of Mr. Sardas' employment agreement, the Board of Directors, upon recommendation of the Committee, established a target bonus under the Bonus Plan tied directly to the achievement of specific financial objectives by the Company. The financial objectives set were based on minimum and maximum target levels relating to the Company's income (before bonuses) and cash flow. Under the Bonus Plan and consistent with Mr. Sardas' employment agreement, Mr. Sardas is entitled to bonus compensation equal to a percentage of his base salary ranging from 20% to 50% if the financial objectives are achieved. However, no awards are paid if the specified minimum target levels are not met. All such awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval. Inasmuch as the Company exceeded the maximum target levels set for fiscal 1994, Mr. Sardas received bonus compensation of $184,860 or 50% of his base salary. (See also -- "CEO Employment Agreement").

          Compliance with Section 162(m) of the Internal Revenue Code: Section 162(m) of the Internal Revenue Code enacted in 1993 generally disallows a tax deduction to a public corporation for compensation in excess of one million dollars paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee and the Board of Directors currently intend to structure the compensation of its executive officers in a manner that is intended to ensure that the Company does not lose any tax deductions because of the one million dollar compensation limit. However, there can be no assurance that the various incentive and performance related elements of the Company's compensation arrangements with its five highest paid executive officers will, in fact, qualify as performance based compensation under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE

Thomas F. Slater, Chairman
Cloyd J. Abruzzo
Jerry A. Cooper

COMPENSATION COMMITTEE INTERLOCKS

     No member of the Compensation Committee has interlocking relationships with third parties which might be considered conflicts of interest.

CEO EMPLOYMENT AGREEMENT

     Mr. Jacques R. Sardas, the Company's President and Chief Executive Officer, is a party to an employment agreement with the Company. Pursuant to this agreement which was confirmed as part of the Company's Plan of Reorganization in 1992, Mr. Sardas is employed as President and Chief Executive Officer of the Company through January 12, 1996. The terms of Mr. Sardas' salary and bonus compensation arrangements pursuant to his employment agreement are detailed above in the section entitled "Compensation Committee Report on Executive Management Compensation -- CEO Compensation."

     Additionally, under the terms of his employment agreement, Mr. Sardas was granted options for a number of shares of the Company's Common Stock which equaled 15% of the assumed aggregate shares of Common Stock outstanding at September 1, 1992. All such options have an exercise price of $.01 per share and a term of five years. Options for 10% of the assumed aggregate outstanding Common Stock became exercisable on March 1, 1993. The remaining options for 5% of the assumed aggregate outstanding Common Stock became exercisable on March 31, 1994 because the Company had determined, and an appraisal by an investment banking firm confirmed in accordance with the procedures set forth in the employment agreement, that the fair value of the Company exceeded the $35 million target value set forth in Mr. Sardas' employment agreement. Under the terms of his employment agreement, Mr. Sardas also will receive in cash 5% of any net fair market value of the Company in excess of $35 million achieved as of January 12, 1996 ("Five Per-Cent Bonus").

     In the event Mr. Sardas' employment is terminated without cause, Mr. Sardas will receive, as severance pay, his base salary for the remainder of the term of his employment agreement. If Mr. Sardas' employment is terminated for cause or Mr. Sardas voluntarily terminates his employment, the Company is obligated to pay Mr. Sardas the appraised value for the shares of Common Stock underlying the options described above and amounts due him under the Five Per Cent Bonus.

     Furthermore, in May 1994 the Company reached an agreement in principle with Mr. Sardas relating to a claim by Mr. Sardas that under the terms of his employment agreement and related stock option agreement entered into September 1, 1992, he is entitled to certain anti-dilution protection arising from the issuance of Series A, B and C Participation Certificates.

     The Participation Certificates referred to in the preceding paragraph were issued pursuant to the Company's Plan of Reorganization. The Series A Participation Certificates are rights to purchase 619,194 shares of Common Stock and expire on September 1, 1996. The Series B Participation Certificates are rights to purchase 651,784 shares of Common Stock and expire on September 1, 1999. The Series C Participation Certificates are rights to purchase 1,448,410 shares of Common Stock and expire on September 1, 2002. The Series A and Series B Participation Certificates have increasing exercise prices ranging from $3.08 to $6.66 per share of Common Stock. The Series C Participation Certificates are not exercisable by their holders until the closing price or the average of the reported closing bid and asked prices of the Common

Stock has averaged over a specified price per share ranging from $9.46 to $13.18 for 20 consecutive days. Thereafter, the Series C Participation Certificates may be exercised at the option of the holder at increasing exercise prices ranging from $4.73 to $6.59 per share of Common Stock.

     In July, 1994, the Company executed its settlement agreement with Mr. Sardas. Under the agreement, the Company issued options to Mr. Sardas in settlement of his claim that he was entitled to certain anti-dilution protection arising from the issuance of Series A, B and C Participation Certificates. Mr. Sardas was issued options evidencing his right to purchase, in the aggregate, 479,893 shares of Common Stock which amount is equivalent to 15% of the total of the (i) underlying shares of common stock reserved for issuance under the Participation Certificates and (ii) Mr. Sardas' newly-issued options. Mr. Sardas was issued options to purchase 109,270 shares of Common Stock, having an exercise price per share of $3.17 (the exercise price of the Series A Participation Certificates commencing September 1, 1994) and expiring September 1, 1996. These options are presently exercisable. Mr. Sardas also was issued options to purchase 115,021 shares of the Common Stock having an exercise price per share of $5.69 (the exercise price of the Series B Participation Certificates commencing September 1, 1994) and expiring September 1, 1999. These options are presently exercisable. Mr. Sardas was also issued options to purchase 255,602 shares of the Common Stock, having an exercise price per share of $5.015 and expiring on September 1, 2002. These options are exercisable beginning January 12, 1996, the expiration date of Mr. Sardas' employment agreement. The exercise price for such options is the exercise price for the Series C Participation Certificates, subject to vesting in effect upon the expiration of Mr. Sardas' employment agreement.


SUMMARY COMPENSATION TABLE

     The following table provides a summary of annual and long-term compensation during the last three fiscal years for the Chief Executive Officer and all other executive officers of the Company whose annual salary exceeded $100,000
(hereinafter, referred to collectively as the "named executive officers").

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                 ANNUAL COMPENSATION (A)                 --------------
                                    -------------------------------------------------
                                                                             OTHER         SECURITIES
                                                                            ANNUAL         UNDERLYING        ALL OTHER
       NAME AND           FISCAL                                            COMPEN-         OPTIONS/          COMPEN-
  PRINCIPAL POSITION       YEAR         SALARY             BONUS            SATION          SARS#(h)          SATION
- - -----------------------    ----     --------------     --------------     -----------      ----------       -----------
Jacques R. Sardas          1994        $369,720(b)        $184,860            (d)                 -0-           (d)
  Chairman, Chief          1993        $360,000           $180,000            (d)           1,764,706(e)        (d)
  Executive Officer,       1992(f)     $137,420(f)        $123,000(c)         (d)                 -0-           (d)
  President and
  Treasurer
Mark E. Brody              1994        $100,000           $ 45,000            (d)                 -0-           (d)
  Vice President -         1993        $ 85,833           $ 36,300            (d)              30,000           (d)
  Finance and              1992(g)
  Controller

- - ---------------

(a) Includes amounts earned in the specified fiscal year, whether or not received during such fiscal year.

(b) Represents an increase during fiscal year 1994 based upon the increase in the All-Urban-Consumers Price Index for 1993.

(c) This total includes (i) $90,000 paid pursuant to the terms of an employment agreement between Mr. Sardas and the Company and (ii) $33,000 paid by the Company for certain professional costs and expenses incurred in matters relating to Mr. Sardas' employment agreement.

(d) The aggregate amount of all other compensation was less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officers.

(e) Granted pursuant to an employment agreement between Mr. Sardas and the Company.
    (See also -- "CEO Employment Agreement").

(f) Represents salary payments made to Mr. Sardas for that portion of the fiscal year for which he was employed by the Company.

(g) Information with respect to the fiscal year 1992 has been omitted as Mr. Brody was not employed in the capacity of an executive officer of the Company until fiscal 1993.

(h) The Company has not granted any restricted stock or stock appreciation rights.


OPTION GRANTS AND OPTION EXERCISES

     The Compensation Committee did not grant stock options to any of the named executive officers of the Company in fiscal 1994.

     The following table sets forth information for all exercises of stock options by each of the named executive officers and the number and value of unexercised in-the-money options at May 31, 1994. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.


              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1994
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES               VALUE OF SECURITIES
                                                        UNDERLYING UNEXERCISED          UNDERLYING UNEXERCISED IN-
                                                      OPTIONS/SARS AT FISCAL YEAR        THE-MONEY OPTIONS/SARS AT
                          SHARES          VALUE               END (#)(A)                    FISCAL YEAR END ($)
                        ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
       NAME            EXERCISE (#)        ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -------------------    -------------    ---------    -----------     -------------     -----------     -------------
Jacques R. Sardas           -0-                --     1,764,706(b)          -0-        $12,114,706      $       -0-
Mark E. Brody               -0-                --        30,000(c)          -0-        $    93,750      $       -0-

- - ---------------

(a) The Company has not granted any stock appreciation rights.

(b) All of Mr. Sardas' options were granted pursuant to an employment agreement between Mr. Sardas and the Company. (See also -- "CEO Employment Agreement").

(c) These options became exercisable on May 10, 1994 and were granted at the fair market value on the date of grant which was May 10, 1993.


PERFORMANCE GRAPH

     Set forth below is a graph comparing the total stockholder returns of the Company, the Standard & Poor's 500 Composite Stock Index ("S&P 500"), and an industry peer index compiled by the Company on the basis of similar business lines, sales and total assets. The corporations making up the Company's peer group of companies are ABS Industries, Inc., Acme-Cleveland Corporation, Federal Screw Works, Gehl Company, Intermet Corporation, Lamson & Sessions Co., Park-Ohio Industries, Inc., Standard Products Company and Walbro Corporation. The peer group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the end of each quarter). The graph assumes $100 invested on June 1, 1989 in the Company and each of the other indices.


                        COMPARISON OF CUMULATIVE TOTAL RETURN
          ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             SUDBURY INC.        S & P 500          PEER GROUP
1989                                         100                 100                100
1990                                          64                 118                 80
1991                                          10                 124                 60
1992                                           9                 140                100
1993                                           8                 160                105
1994                                           9                 165                103

               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

     The graph set forth above was prepared based on requirements established by the Securities and Exchange Commission. As depicted above, the cumulative total return on the Company's Common Stock was adversely impacted by the deteriorating financial condition and ultimate reorganization of the Company which occurred in 1992.

     The graph set forth below depicts the cumulative total return on the Company's Common stock that would have been achieved if $100 had been invested on September 1, 1992, the date on which the Company emerged from under the protection of Chapter 11 of the United States Bankruptcy Code.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
         ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             SUDBURY INC.        S & P 500          PEER GROUP
9/1/92                                         100                100                100
5/31/93                                        390                110                120
5/31/94                                        560                110                120

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Preston Heller, Jr., a director of the Company, is a member of the Board of Directors of National City Bank, Cleveland, Ohio ("National City"). The Company has a $48,000,000 loan agreement with National City, and two other banks until May 28, 1996. National City has a 25% participation in that agreement. The Loan Agreement was entered into prior to Mr. Heller's joining either the Company's or National City's Board of Directors. National City, as Trustee of the Sudbury Savings & Profit Sharing Plan, holds 126,827 shares of the Company's common stock.

     Mr. James A. Karman, a director of the Company, is a member of the Board of Directors of McDonald & Company Securities, Inc. ("McDonald"). During the fiscal year 1994, McDonald was engaged to prepare certain valuations for the Company.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as its independent auditors to examine and certify the Company's financial statements for the fiscal year ending May 31, 1995. The Company has been advised by Ernst & Young LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Ernst & Young LLP has acted as independent auditors for the Company since 1983.

     The favorable vote of a majority of the shares represented at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Company's Board of Directors.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matter which will be presented to the stockholders for action at the Annual Meeting. Should any other matter properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxy accompanying this proxy statement will vote such proxy in accordance with their best judgment as to such matters.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms received by the Company and/or written representations from certain reporting persons, the Company believes that during the period June 1, 1993 to May 31, 1994, all filing requirements applicable to its directors, executive officers and greater than ten percent owners were complied with.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Officers and employees of the Company, without additional remuneration may, by letter or telephone or in person, request the return of proxies. The Company will reimburse brokerage houses, custodians, nominees, and others for their reasonable expenses in connection with this solicitation.

STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 1995 Annual Meeting of Stockholders and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver such proposal to the Secretary of the Company, at the Company's corporate offices in Cleveland, Ohio, no later than May 9, 1995.

ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT FOR THE 1994 FISCAL YEAR ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED FROM THE COMPANY.

                                       SUDBURY, INC.

                                       /s/ Mary C. Farrar
                                       ----------------------------
                                       Mary C. Farrar
                                       Corporate Secretary

September 6, 1994

                                    SUDBURY, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING -- OCTOBER 13, 1994

   P Jacques R. Sardas, Mark E. Brody and Mary C. Farrar, or any of them, each with power of substitution, are hereby appointed Proxies of
   R the undersigned to represent and to vote, as designated, all shares of Common Stock of Sudbury, Inc. held of record by the undersigned on
   O August 31, 1994, at the Annual Meeting of Stockholders to be held on October 13, 1994, or any adjournment thereof, upon such business as
   X may properly come before the meeting, including the items on the reverse side of this card as set forth in the Notice of 1994 Annual
   Y Meeting of Stockholders and the Proxy Statement. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY
         WILL BE VOTED FOR PROPOSALS 1 AND 2.

        Election of Directors, Nominees:                                            (change of address)
                                                                            -------------------------------------
        Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr.,             -------------------------------------
        James A. Karman, David A. Preiser, Jacques R. Sardas and            -------------------------------------
        Thomas F. Slater.                                                   -------------------------------------
                                                                            (If you have written in the above
                                                                            space, please mark the corresponding
                                                                            box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF
YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND
RETURN THIS CARD.

                                                                                                   /   SEE REVERSE    /
                                                                                                   /       SIDE       /

     /  X  /   PLEASE MARK YOUR                                            NUMBER OF SHARES
               VOTES AS IN THIS
               EXAMPLE.


                     FOR               WITHHELD                                                       FOR       AGAINST     ABSTAIN

1. Election of     /   /                /   /                2. Ratification of the appointment of   /   /      /   /        /   /
   Directors                                                    Ernst & Young LLP as independent
   (see reverse)                                                auditors of the Company

For, except vote withheld from the following nominee(s):

_______________________________________________________


                                                                         SUDBURY, INC.'S BOARD OF
                                                                         DIRECTORS RECOMMENDS A VOTE
                                                                         FOR PROPOSALS 1 AND 2.

                                                                         THE UNDERSIGNED HEREBY
                                                                         ACKNOWLEDGES RECEIPT OF A
                                                                         COPY OF THE ACCOMPANYING
                                                                         NOTICE OF ANNUAL MEETING AND
                                                                         PROXY STATEMENT AND HEREBY
                                        Change    /   /                  REVOKES ANY PROXY OR PROXIES
                                          of                             PREVIOUSLY GIVEN:
                                        Address
                                                                         PLEASE MARK, SIGN, DATE AND
                                        Attend   /   /                   RETURN THIS PROXY USING THE
                                        Meeting                          ENCLOSED ENVELOPE.


     SIGNATURE(S) _____________________________________________________________________   DATE  ________________

     SIGNATURE(S) _____________________________________________________________________   DATE  ________________
     NOTE: Please sign exactly as name appears hereon, joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. In the case of a corporation, a duly authorized officer should sign on its behalf, if a partnership, please sign in partnership name by authorized person.


                                    SUDBURY, INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 13, 1994

         INSTRUCTIONS FOR VOTING SHARES HELD BY NATIONAL CITY BANK, TRUSTEE
   P        UNDER THE SUDBURY SAVINGS AND PROFIT SHARING PLAN (THE "PLAN")

   R Pursuant to Article 13.6 of the Plan, as named fiduciary, I hereby direct National City Bank, as Trustee, to vote, in accordance
   O with my directions as shown on the reverse side of this card, in person or by proxy, all Common Shares of the Company credited to my
   X Company stock fund account under the Plan as well as the pro rata portion of the uninstructed Common Shares of the Company's Common
   Y     Stock for which I have voting authority under the Plan at the Annual
         Meeting of Stockholders to be held on October 13, 1994, and at any adjournment, or postponement thereof, as specified, on all matters coming before said meeting including the election of the nominees for Director listed in Proposal 1 and the selection of auditors.


               Election of Directors, Nominees:

               Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr.,
               James A. Karman, David A. Preiser, Jacques R. Sardas and
               Thomas F. Slater.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF
YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                                                   /   SEE REVERSE    /
                                                                                                   /       SIDE       /

     /  X  /   PLEASE MARK YOUR                                            NUMBER OF SHARES
               VOTES AS IN THIS
               EXAMPLE.



                     FOR               WITHHELD                                                      FOR       AGAINST     ABSTAIN

1. Election of     /   /                /   /                2. Ratification of the appointment of   /   /      /   /       /   /
   Directors                                                    Ernst & Young LLP as independent
   (see reverse)                                                auditors of the Company

For, except vote withheld from the following nominee(s):

_______________________________________________________
                                                                        THE SHARES REPRESENTED BY THIS
                                                                        PROXY WILL BE VOTED AS DIRECTED
                                                                        OR, IF DIRECTIONS ARE NOT
                                                                        INDICATED, WILL BE VOTED
                                                                        PURSUANT TO THE TERMS OF THE
                                                                        SUDBURY SAVINGS
                                                                        AND PROFIT SHARING PLAN.
                                        Change    /   /
                                          of
                                        Address

                                        Attend   /   /
                                        Meeting


     SIGNATURE(S) _____________________________________________________________________   DATE  ________________

     SIGNATURE(S) _____________________________________________________________________   DATE  ________________
     NOTE: Please sign your name exactly as it appears above and return your proxy promptly in the enclosed envelope which requires no postage.